Exhibit 10.7

PLEDGOR GUARANTEE

THIS PLEDGOR GUARANTEE (the “Pledgor Guarantee”) is executed as of September 4, 2009 by PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation (the “Guarantor”), for the benefit of MILL ROAD CAPITAL, L.P. (the “Lender”).

RECITALS

A.           Concurrently herewith the Lender is entering into that certain Term Loan Agreement dated as of even date herewith (said Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being called the “Loan Agreement”) with Physicians Formula, Inc., a New York corporation (the “Borrower”).  Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Loan Agreement are incorporated herein by reference.

B.           Under the terms of the Loan Agreement, the Borrower is required to cause the Guarantor to execute and deliver this Pledgor Guarantee.  The Guarantor owns 100% of the equity interests in the Borrower.  The Guarantor therefore desires to execute this Pledgor Guarantee because it has a financial interest in the success of the Borrower.

NOW, THEREFORE, in order to induce the Lender to extend credit to the Borrower under the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor hereby agrees as follows:

ARTICLE 1 - AGREEMENTS

1.1           Guarantee.

(a)           Subject to the limitations set forth in Section 1.1(b), the Guarantor hereby unconditionally, continually and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of the Borrower now or hereafter existing under the Loan Agreement, the Term Loan Note and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise and whether accruing before or after the filing of a petition initiating any insolvency, bankruptcy, reorganization or similar proceeding affecting the Borrower (collectively, the “Guaranteed Obligations”).  Subject to the limitations set forth in Section 1.1(b), this is a guarantee of payment and performance and not of collection or collectibility only and the obligations under this Pledgor Guarantee shall be absolute, independent and unconditional under any and all circumstances and payable to the maximum extent permitted by applicable law.  Without limiting the generality of the foregoing, this Pledgor Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b)           Notwithstanding any provision of this Pledgor Guarantee to the contrary and except for the Guarantor’s covenant in Section 1.2 and representations in Sections 2.1, 2.2 and 2.3, each and every obligation of the Guarantor hereunder shall be limited to the assets of the Guarantor pledged to the Lender pursuant to the Pledge Agreement.  In furtherance and not in limitation of the foregoing, if an Event of Default shall occur and be continuing under the Loan Agreement, and/or in the event of a default by the Guarantor hereunder or under the Pledge Agreement, the Lender’s sole recourse against the Guarantor with respect to its obligations hereunder shall be to the Collateral (as defined in the Pledge Agreement) except with respect to the Guarantor’s covenant in Section 1.2 and its representations in Sections 2.1, 2.2 and 2.3.

1.2           Expenses.  The Guarantor agrees to pay all reasonable costs and out-of-pocket expenses, including reasonable legal fees and disbursements of counsel to the Lender and each Lender without duplication thereof and the allocated reasonable cost of internal counsel to the Lender, which may be incurred by the Lender in any effort to collect the Guaranteed Obligations or enforce any of the Loan Documents or the obligations of the Guarantor hereunder, whether or not any lawsuit is filed, including, without limitation, all reasonable costs and attorneys’ fees incurred by the Lender in any Insolvency Proceeding (as defined below) (including, without limitation, any action for relief from the automatic stay of any bankruptcy proceeding) and in any judicial or nonjudicial foreclosure action or in connection with any refinancing or restructuring of the credit arrangements provided under the Loan Agreement involving this Pledgor Guarantee in the nature of a “work-out”.  Such amounts shall bear interest until paid at a rate equal to the rate for overdue payments described in Section 4.5 of the Loan Agreement.

1.3           Obligations Absolute.  Subject to the limitations set forth in Section 1.1(b), the Guarantor guarantees the Guaranteed Obligations will be paid strictly in accordance with the Loan Agreement, the Term Loan Note and the other Loan Documents, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto.  Subject to the limitations set forth in Section 1.1(b), the obligations of the Guarantor hereunder shall remain fully effective without regard to, and shall not be affected or impaired by the following, any of which may be taken, at any time, without the consent of, or notice to, the Guarantor, nor shall any of the following give the Guarantor any recourse or right of action against the Lender:

(a)           Any lack of validity or enforceability of, or any release or discharge of the Borrower or any other Loan Party from liability under, the Loan Agreement or any other Loan Document;

(b)           Any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of, or any consent to departure from, the Loan Agreement or any other Loan Document;

(c)           Any subordination, compromise, exchange, release, nonperfection or liquidation of any collateral, or any release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Guaranteed Obligations;

(d)           Any express or implied amendment, modification, renewal, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of the Guaranteed Obligations or any of the Loan Documents;

(e)           Any exercise or non-exercise by the Lender of any right or privilege under this Pledgor Guarantee or any of the other Loan Documents;

(f)           Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding (each, an “Insolvency Proceeding”) relating to the Guarantor, the Borrower or any other guarantor of the Guaranteed Obligations or any action taken with respect to this Pledgor Guarantee by any trustee or receiver, or by any court, in any Insolvency Proceeding, whether or not the Guarantor shall have had notice or knowledge of any of the foregoing;

(g)          Any assignment or other transfer of this Pledgor Guarantee in whole or in part or of any of the other Loan Documents;

(h)          Any acceptance of partial performance of the Guaranteed Obligations or the obligations of the Borrower under the Loan Documents or of any obligations of the Guarantor under this Pledgor Guarantee;

(i)           Any consent to the transfer of any Collateral or any portion thereof;

(j)           Any bid or purchase at any sale of any Collateral; or

(k)          Any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor (other than the indefeasible payment by the Borrower or any other Loan Party of the Guaranteed Obligations).

The Guarantor understands and acknowledges that by virtue of this Pledgor Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower.  As an example and not in any way of limitation, a subsequent modification of the Guaranteed Obligations in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantor to pay and perform the Guaranteed Obligations in accordance with their respective terms prior to such reorganization case.  If a claim is ever made upon the Lender for repayment of any amount or amounts received by it in payment of the Guaranteed Obligations and the Lender repays all or any part of said amount, then, notwithstanding any revocation or termination of this Pledgor Guarantee or any other instrument evidencing the Guaranteed Obligations, the Guarantor shall be and remain liable to the Lender in accordance with the terms of this Pledgor Guarantee for the amount so repaid to the same extent as if such amount had never originally been received by the Lender.

1.4           Waivers.  The Guarantor unconditionally waives all defenses to the enforcement of this Pledgor Guarantee (other than the payment in cash by the Borrower or any other Loan Party of the Guaranteed Obligations), including, without limitation:

(a)           All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Pledgor Guarantee;

(b)           Any right to require the Lender to proceed against the Borrower or any other guarantor of the Guaranteed Obligations at any time, or to proceed against or exhaust any security held by the Lender or any Lender at any time, or to pursue any other remedy whatsoever at any time;

(c)           The defense of any statute of limitations affecting the liability of the Guarantor hereunder, the liability of the Borrower or any other guarantor of the Guaranteed Obligations, or the enforcement hereof, to the extent permitted by law;

(d)           Any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any provision thereof, or any disability of the Borrower or any guarantor of the Guaranteed Obligations or of any manner in which the Lender has exercised its rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of the Borrower or any guarantor of the Guaranteed Obligations;

(e)           Any defense based on any action taken or omitted by the Lender in any Insolvency Proceeding involving the Borrower or the Guarantor, including any election to have the Lender’s or any Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by the Lender to the Borrower in any Insolvency Proceeding and the taking and holding by the Lender of any security for any such extension of credit;

(f)           Any defense based upon an election of remedies by the Lender, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any Lien, whether on real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to, remedies relating to real property or personal property security, that destroys or otherwise impairs any subrogation rights of the Guarantor or the rights of the Guarantor to proceed against the Borrower or any other guarantor of the Guaranteed Obligations for reimbursement, or both;

(g)           Any right the Guarantor may have under applicable law to a hearing with respect to the fair market value of the Collateral, either before or after foreclosure, and any right the Guarantor may have to require the Lender to proceed against any Collateral before seeking to obtain a judgment against the Guarantor hereunder;

(h)           Any duty of the Lender to advise the Guarantor of any information known to the Lender regarding the financial condition of the Borrower and all other circumstances affecting the Borrower’s ability to perform its obligations to the Lender; it being agreed that the Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances;

(i)           Any right of subrogation, reimbursement, exoneration, contribution, indemnity or otherwise against the Borrower that may arise out of or be caused by this Pledgor Guarantee, all rights and/or claims against the Borrower which may arise against the Borrower by reason of this Pledgor Guarantee, any right to enforce any remedy that the Lender now have or may hereafter have against the Borrower and any benefit of, and any right to participate in, any security now or hereafter held by the Lender;

(j)           Any right the Guarantor might have to revoke this Pledgor Guarantee as to any advances made by the Lender to or on behalf of the Borrower or pursuant to the terms of any of the Loan Documents;

(k)          Any failure by the Lender to perfect or continue the perfection of any lien or security interest in any collateral, including, but not limited to, the collateral given under the Loan Documents or any failure by the Lender to protect the property covered by any such lien or security interest;

(l)           Any right to interpose any defense, counter-claim or offset (other than payment in full) of any nature and description which the Guarantor may now have or which may exist between and among the Lender and the Loan Parties;

(m)           In furtherance and not in limitation of the foregoing to the maximum extent permitted by applicable law, the Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to any mortgages or deeds of trust securing the Obligations from time to time, may have destroyed the Guarantor’s rights of subrogation and reimbursement against the Borrower; and

(n)           Without limiting the generality of any other provision of this Pledgor Guarantee, the Guarantor waives all rights and defenses that it may have because the Borrower’s debt to the Lender may be secured by real property.  This means, among other things, that:

(1)           the Lender may, subject to the limitations set forth in Section 1.1(b), collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and

(2)           if the Lender forecloses in accordance with applicable law on any real property collateral pledged by the Borrower:

(A)          the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(B)           the Lender may collect from the Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right that the Guarantor may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that the Guarantor may have in the event that the Borrower’s debt is secured by real property.

1.5           Waivers to Be Effective to Maximum Permissible Extent.  Subject to the limitations set forth in Section 1.1(b), the Guarantor acknowledges and agrees that all waivers of defenses arising from any impairment of the Guarantor’s rights of subrogation, reimbursement, contribution and indemnification and waivers of any other rights, privileges, defenses or protections available to the Guarantor under applicable law are intended by the Guarantor to be effective to the maximum extent permitted by applicable law.

1.6           Waiver of Defense Based on Elimination of Right of Subrogation.  Subject to the limitations set forth in Section 1.1(b), the Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any right of the Guarantor to subrogation and reimbursement against the Borrower.

1.7           Subrogation.  The Guarantor understands that the exercise by the Lender of certain rights and remedies under the Loan Documents may affect or eliminate the Guarantor’s right of subrogation against the Borrower or the Guarantor and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder.  Nevertheless, the Guarantor hereby authorizes and empowers the Lender, its successors, endorsees and/or assigns, subject to the limitations set forth in Section 1.1(b), to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of the Guarantor that, subject to the limitations set forth in Section 1.1(b), the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.  Notwithstanding any other provision of this Pledgor Guarantee to the contrary, the Guarantor hereby waives, until such time as the Guaranteed Obligations have been indefeasibly paid in full and the Term Loan Commitment shall have been terminated or shall have expired, any claim or other rights which the Guarantor may now have or hereafter acquire against the Borrower or any other Guarantor of all or any of the obligations of the Guarantor hereunder that arise from the existence or performance of the Guarantor’s obligations under this Pledgor Guarantee or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any Collateral the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

1.8           Independent and Separate Obligations.  The obligations of the Guarantor hereunder are independent of the obligations of the Borrower and are joint and several and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Borrower, whether or not the Guarantor is joined therein or a separate action or actions is brought against the Guarantor.  The Lender’s rights hereunder shall not be exhausted until all of the Guaranteed Obligations shall have been fully paid and performed, the Term Loan Commitment shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lender may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws.

1.9           Subordination.  Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment and performance in full of the Guaranteed

Obligations.  The Guarantor agrees not to ask for, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property, by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of such indebtedness of the Borrower unless and until the Guaranteed Obligations shall have been fully paid and performed, the Term Loan Commitment shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lender may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws.  If the Guarantor shall receive any payments from the Borrower in violation of the preceding sentence, the Guarantor shall act as trustee for the Lender and, subject to the Subordination Agreement, immediately pay over to the Lender any amounts received by the Guarantor to be applied against the Obligations.

1.10         Payments.  It is understood that the Guaranteed Obligations may at any time and from time to time exceed the aggregate liability of the Guarantor hereunder without impairing this Pledgor Guarantee.  The Guarantor agrees that whenever the Guarantor shall make any payment to the Lender hereunder on account of the liability hereunder, the Guarantor will deliver such payment to the Lender at the address provided for it in Section 3.1 below and notify the Lender in writing that such payment is made under this Pledgor Guarantee for such purpose.  It is understood that the Lender, without impairing this Guarantee, may apply payments from the Borrower to the Guaranteed Obligations or to such other obligations owed by the Borrower to the Lender in such amounts and in such order as the Lender in its discretion determines.  No payment made hereunder by the Guarantor to the Lender shall constitute the Guarantor as a creditor of the Lender or the Borrower.

1.11         Payments in Trust.  If any amount shall be paid to the Guarantor contrary to the provisions of Section 1.4(i), such amount shall be held in trust for the benefit of the Lender and shall, subject to the Subordination Agreement, forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement.

1.12          Continuing Guarantee; Successors.  The obligations of the Guarantor under this Pledgor Guarantee and the Loan Documents executed by the Guarantor in connection herewith shall continue in full force and effect until the Guaranteed Obligations shall have been fully paid and performed, the Term Loan Commitment shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lender may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws.  This Pledgor Guarantee shall be binding upon the Guarantor and its successors and assigns (provided that the Guarantor may not assign this Guarantee without the prior written consent of the Lender) and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.  Without limiting the generality of the foregoing, and without notice to the Guarantor, the Lender may, at any time and from time to time, assign (conditionally or otherwise) or otherwise transfer any of their rights and obligations under the Loan Documents and under this Pledgor Guarantee to any other Person in accordance with the terms of the Loan Agreement, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise.

ARTICLE 2- REPRESENTATIONS AND WARRANTIES

The Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Pledgor Guarantee terminates in accordance with its terms:

2.1           Existence and Rights.  The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where a failure to be so qualified would not have a Material Adverse Effect.  The Guarantor has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date.  The Guarantor is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for non-qualifications which would not, individually or in the aggregate have a Material Adverse Effect.  The Guarantor has the corporate power and authority and the legal right to make, deliver and perform this Pledgor Guarantee, the Pledge Agreement and each other Loan Document to which it is party.

2.2           Pledgor Guarantee and Pledge Agreement Authorized and Binding.  The execution, delivery and performance of this Pledgor Guarantee, the Pledge Agreement and each other Loan Document to which it is party are duly authorized by the Guarantor and do not require the consent or approval of any Governmental Authority (except for (i) any consent, authorization, filing or other act which has been made or obtained and is in full force and effect and (ii) material consents, authorizations, filings or other acts required by the Guarantor in the ordinary course of business none of which it believes will not be duly given, made or taken as needed in such ordinary course); and are not in contravention of, or in conflict with, any Requirement of Law applicable to the Guarantor.  This Pledgor Guarantee, the Pledge Agreement and each other Loan Document to which it is party are valid and legally binding obligations of the Guarantor enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

2.3           No Conflict.  The execution and delivery of this Pledgor Guarantee, the Pledge Agreement and each other Loan Document to which it is party are not, and the performance of this Pledgor Guarantee, the Pledge Agreement and each other Loan Document to which it is party will not be, in contravention of, or in conflict with, any material contractual obligation to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s property is or may be bound or affected and do not, and will not, cause any Lien (other than those in favor of the Lender) to be created or imposed upon any such property.

2.4           Litigation.  Except as set forth in Schedule 3.5 to the UB Credit Agreement, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Guarantor’s knowledge, threatened (a) by or against the Guarantor or against any of its properties or revenues with respect to this  Pledgor Guarantee or any other Loan Document to which it is party or any of the transactions contemplated hereby or thereby or

(b) by or against the Guarantor or against any of its properties or revenues which could reasonably be expected to have a Material Adverse Effect.

2.5           Reserved.

2.6           Financial or other Benefit or Advantage.  The Guarantor hereby acknowledges and warrants that the Guarantor has derived or expects to derive a financial or other benefit or advantage from the credit facilities extended to the Borrower under the Loan Agreement and from each and every renewal, extension, release of Collateral or other relinquishment of legal rights made or granted or to be made or granted by any Lender to the Borrower in connection with such credit facilities.  The Guarantor acknowledges that the Borrower is not merely the agent, instrumentality or alter ego of the Guarantor, and that the Borrower is an independent and separate business entity, fully and adequately capitalized for its own business purposes.

2.7           Advice of Counsel.  The Guarantor has consulted with its attorneys regarding the terms and conditions and waivers set forth in this Pledgor Guarantee.  The Guarantor’s attorneys have advised the Guarantor of the true legal consequences of each waiver set forth in this Pledgor Guarantee, including the rights the Guarantor would have in the absence of such waivers.

ARTICLE 3 - MISCELLANEOUS

3.1           Notices.  All notices, requests and demands or other communications hereunder to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 Business Days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows:  if to the Guarantor to it at the address or telecopier number set forth on the signature page(s) hereof, and if to the Lender, to it at the address or telecopier number specified for the Lender in the Loan Agreement; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other party.

3.2           Amendments; Successors; Miscellaneous.  Neither this Pledgor Guarantee nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed in accordance with Section 13.12 of the Loan Agreement.  All of the terms of this Pledgor Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The term “Borrower” shall mean both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the Obligations or the Guaranteed Obligations.  No delay or failure by the Lender to exercise any remedy against the Borrower or the Guarantor will be construed as a waiver of that right or remedy.  All remedies of the Lender are cumulative.  If any one or more of the provisions of this Pledgor Guarantee should be determined to be illegal or unenforceable, all other provisions shall remain effective.  The Guarantor shall not have the right to assign any of the Guarantor’s rights or obligations under this Pledgor Guarantee.

3.3           No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

3.4           Governing Law.  This Pledgor Guarantee and the rights and obligations of the parties under this Pledgor Guarantee shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without reference to its choice of law rules).

3.5           Intentionally Omitted.

3.6           Demands.  Each demand by the Lender for performance or payment hereunder shall be in writing and shall be made in the manner set forth in Section 3.1.  A dated statement signed by an officer of the Lender setting forth the amount of indebtedness at the time owing to the Lender by the Borrower under the Loan Documents shall be conclusive evidence thereof as between the Guarantor and the Lender in any legal proceedings against the Guarantor in connection with this Pledgor Guarantee.

3.7           Complete Agreement.  This Pledgor Guarantee, together with all other Loan Documents to which the Guarantor is party, supersedes any prior negotiations, discussions or communications among the Guarantor, the Lender and constitutes the entire agreement between the Lender, on the one hand, and the Guarantor on the other hand, with respect to the Guaranteed Obligations.

3.8           Severability.  Any provision of this Pledgor Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.9           Consent to Jurisdiction.

(a)           Each party hereto hereby irrevocably and unconditionally

(1)           submits for itself and its property in any legal action or proceeding relating to this Pledgor Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, and any federal court sitting therein;

(2)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(3)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address set forth in Section 3.1;

(4)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(5)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

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IN WITNESS WHEREOF, the Guarantor has executed this Pledgor Guarantee by its duly authorized officer, solely in such capacity and not as an individual, as of the date first above written.

GUARANTOR

PHYSICIANS FORMULA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Jeffrey Rogers
Name: Jeffrey Rogers
Title: President

Address for Notices:

1055 West 8th Street
Azusa, CA 91702
Attention: Chief Executive Officer
Facsimile: (626) 334-8008

Pledgor Guarantee

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